Exhibit 10.1

TRUST AGREEMENT

TRUST AGREEMENT, dated as of March 1, 2013, between GMF Wholesale Receivables LLC (“GMFWR”) and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee (the “Owner Trustee”). GMFWR and the Owner Trustee hereby agree as follows:

1. The. trust created hereby shall be known as GMF Floorplan Owner Revolving Trust (the “Trust”), in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. GMFWR hereby assigns, transfers, conveys and sets over to the Owner Trustee the sum of $1.00. The Owner Trustee hereby declares that it will hold the trust estate in trust for GMFWR. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. and that this document constitute the governing instrument of the Trust. The Owner Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form of Exhibit A attached hereto.

3. GMFWR and the Owner Trustee will enter into an Amended and Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Owner Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise (as directed in writing by GMFWR),

4. This Trust Agreement may be executed in one or more counterparts.

5. The Owner Trustee may resign upon thirty days prior notice to GMFWR.

IN WITNESS WHEREOF, the patties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

GMF WHOLESALE RECEIVABLES LLC

By:	/s/ Frank E. Brown III
Name: Frank E. Brown III
Title: Vice President, Associate Counsel and
Assistant Secretary

DEUTSCHE BANK TRUST COMPANY
DELAWARE, as Owner Trustee

By:	/s/ Elizabeth B. Ferry
Name: Elizabeth B. Ferry
Title: Vice President

By:	/s/ David Dwyer
Name: David Dwyer
Title: Director

Exhibit A

CERTIFICATE OF TRUST

OF

GMF FLOORPLAN OWNER REVOLVING TRUST

THIS Certificate of Trust of GMF FLOORPLAN OWNER REVOLVING TRUST (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is GMF Floorplan Owner Revolving Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Deutsche Bank Trust Company Delaware, 101 1 Centre Road, Suite 200, Wilmington, Delaware 19805.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

DEUTSCHE BANK TRUST COMPANY
DELAWARE, not in its individual capacity but solely as trustee of the Trust

By:
Name:
Title:

By:
Name:
Title: